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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-134316, 333-117489, 33-53589, 2-94436, 333-57608, 333-57575, 333-46901, 333-41363, 333-65265, 333-41904, 333-37308, 333-70560 and 33-63958) of International Rectifier Corporation of our report dated September 15, 2008 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Los Angeles, California
September 15, 2008

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM